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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): January 11, 2001


                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


New Jersey                           0-10039                22-2267658
(State or Other Jurisdiction of    (Commission   (I.R.S. Employer Identification
Incorporation)                     File Number)               Number)



        757 Third Avenue, New York, New York                          10017
(Address of Registrant's Principal Executive Offices)              (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

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Item 5.   Other Events

     eB2B Commerce, Inc. (the "Company") has been informed by the Securities and Exchange Commission (the "SEC") that the Registration Statement on Form S-4 of the Company, which became effective on March 22, 2000, does not cover either the issuance or resale of the shares of common stock underlying the Warrants and convertible Series B Preferred Stock issued by the Company in a private placement completed in December 1999. As a result of the private placement, the Company received gross proceeds of approximately $33 million from the issuance of approximately 3.3 million shares of Series B Preferred Stock and approximately 1.5 million Warrants to purchase common stock of the Company.

     In view of the advice of the SEC, the Company has notified holders of the Preferred Stock and Warrants described above that they are prohibited from selling in the public market the underlying shares of common stock, effective January 11, 2001. The Company is currently preparing a Registration Statement to register the resale of such common stock.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2001

                                   eB2B Commerce, Inc.


                                   By:    /s/ John J. Hughes, Jr.
                                   Name:  John J. Hughes, Jr.
                                   Title: Executive Vice President and
                                          General Counsel





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